UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2019

ORGANICELL REGENERATIVE MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4045 Sheridan Avenue, Suite 239, Miami, FL 33140

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (888) 963-7881

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Organicell,” “we,” “us” and “our” refer to Organicell Regenerative Medicine, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a duly notice and convened meeting of Organicell’s board of directors (the “Board”), held on Tuesday evening, September 24, 2019, the Board determined that at this stage of the Company’s development, we required the services of a full-time Chief Executive Officer (“CEO”) with the requisite expertise and experience to lead the Company as it moves forward with its strategy to enhance product research and development and execute clinical trials of the Company’s products. Accordingly, the Board voted to remove Manuel Iglesias from his position as CEO of the Company, although he remains as non-executive Chairman of the Board and a director and has been offered an alternative senior management position with the Company. The Board also authorized management to proceed with a search for a full-time CEO and management has identified and has begun interviewing potential candidates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2019	ORGANICELL REGENERATIVE MEDICINE, INC.

	By:	/s/ Albert Mitrani
Albert Mitrani President and Chief Operating Officer